UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2012

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On May 10, 2012, Corporate Office Properties Trust (the “Registrant”) held its Annual Meeting of Shareholders.  At such meeting, the shareholders voted on proposals relating to:

•                  the election of ten trustees, each for a one-year term;

•                  the ratification of the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the current fiscal year; and

•                  advisory vote to approve the compensation of the Registrant’s named executive officers as disclosed in its proxy statement filed on March 29, 2012.

The voting results at the meeting were as follows:

Proposal 1: Election of Trustees

		Shares		Broker
Name of Nominee	Shares For	Withheld	Shares Abstain	Non-Votes
Jay H. Shidler	58,826,381	1,098,291	—	3,988,225
Clay W. Hamlin, III	58,809,904	1,114,768	—	3,988,225
Thomas F. Brady	58,365,127	1,559,545	—	3,988,225
Robert L. Denton	58,869,943	1,054,729	—	3,988,225
Elizabeth A. Hight	58,243,084	1,681,588		3,988,225
David M. Jacobstein	59,679,755	244,917	—	3,988,225
Steven D. Kesler	58,917,482	1,007,190	—	3,988,225
Richard Szafranski	58,260,252	1,664,420	—	3,988,225
Roger A. Waesche, Jr.	59,504,024	420,648	—	3,988,225
Kenneth D. Wethe	58,903,302	1,021,370	—	3,988,225

	Votes Cast			Broker
	For	Against	Abstain	Non-Votes
Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Current Fiscal Year	63,482,385	413,348	17,164	N/A

	Votes Cast			Broker
	For	Against	Abstain	Non-Votes
Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers	58,469,138	1,392,455	63,079	3,988,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer